FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): March 22, 2000


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

Attached Press Release About Home Bancorp Declaring Cash Dividend

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                        /s/ Marvin C. Schumm
Date:   March 22, 2000                                  ---------------------
                                                        Marvin C. Schumm
                                                        President, CEO

                                  NEWS RELEASE
Home Bancorp
132 EAST BERRY STREET   P.O. BOX 989                    Date  March 22, 2000
                                                        ------------------------
FORT WAYNE, INDIANA 46801-0989
PHONE:  (219) 422-3502                                  Contact Marvin C. Schumm
FAX:  (219) 426-7027                                    ------------------------


                       Holding Company for Home Loan Bank



                                  HOME BANCORP
                             Declares Cash Dividend

FORT WAYNE, Indiana, -- March 22, 2000 -- Home Bancorp (Nasdaq: HBFW), parent company of Home Loan Bank, Fort Wayne, Indiana, has declared a cash dividend of $0.10 per share. The dividend will be payable April 13, 2000 to shareholders of record March 30, 2000.

This is the seventeenth consecutive quarterly dividend declared by HBFW.

Home Loan Bank operates ten retail-banking offices in Fort Wayne, Decatur and New Haven.

The Company had $420.3 million in assets, loans of $349.7 million and deposits totaled $370.2 million as of December 31, 1999.

/contact: Marvin C. Schumm, President & CEO of Home Loan Bank, 219-422-3502 (Fax: 219-426-7027)/